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Exhibit 23.1

CONSENT OF SHANGHAI IRESEARCH CO., LTD, CHINA

        We hereby consent to the references to our name, iResearch, in (i) the registration statement on Form F-3 (File No. 333-222659) (the "Registration Statement") of GDS Holdings Limited (the "Company"), (ii) Exhibit 99.1 to the current report on Form 6-K, titled "GDS Holdings Limited Supplemental and Updated Disclosures," originally furnished to the Securities and Exchange Commission (the "SEC") on October 19, 2020, which is incorporated by reference into the Registration Statement ("Exhibit 99.1"); (iii) the registration statements on Form S-8 (No. 333-214800 and No. 333- 244736) (the "Forms S-8"); (iv) any written correspondence with the SEC ("SEC Correspondence"); and (v) any other future filings with the SEC, including other registration statements, annual reports on Form 20-F or current reports on Form 6-K (collectively, the "Future SEC Filings").

        We hereby further consent to the inclusion of, summary of and reference to (i) the report dated in or around October 2020, including all the amendments and supplements thereto, published by us and commissioned by the Company (the "Report"), and (ii) information, data and statements from the Report, as well as the citation of the foregoing, in the Registration Statement, Exhibit 99.1, the Forms S-8, SEC Correspondence and Future SEC Filings.

        We hereby further consent to the filing of this consent as an exhibit to the current report on Form 6-K to be incorporated by reference into the Registration Statement and Forms S-8.

/s/ JOHNNY ZHANG Name: Johnny Zhang Title: Senior Research Director Shanghai iResearch Co., Ltd, China R701 Tower B, Zhongjin International, Caoxi North No. 333, Xuhui District Shanghai, China

October 19, 2020

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  Exhibit 23.1
CONSENT OF SHANGHAI IRESEARCH CO., LTD, CHINA